EXHIBIT 21.1






                                                          State or Other
                                                          Jurisdiction of
                                                          Incorporation or
        Name, Address and Telephone Number                Organization
        ----------------------------------                ------------

        Amscan Inc.....................................   New York
        Trisar, Inc....................................   California
        Am-Source, Inc.................................   Rhode Island
        SSY Realty Corp................................   New York
        JCS Realty Corp................................   New York
        Anagram International, Inc.....................   Minnesota
        Anagram International Holdings, Inc............   Minnesota
        Anagram International, LLC.....................   Nevada
        Anagram Eden Prairie Property Holdings LLC.....   Delaware



- --------

* The address of each of these subsidiaries is 80 Grasslands Road, Elmsford, New York 10523. Their telephone number is (914) 345-2020.